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                                                                     EXHIBIT 1.3

                                 [crescent logo]

                         CRESCENT FINANCIAL CORPORATION

                             SUBSCRIPTION AGREEMENT
                             ----------------------

Subject to the terms of the subscription offering described in the Crescent Financial Corporation prospectus dated ______, 2002, I hereby subscribe for the number of shares of common stock of Crescent Financial Corporation, a North Carolina corporation ("Crescent"), set forth below at a purchase price of $9.25 per share. Enclosed with this Subscription Agreement is my check or money order made payable to "Crescent Financial Corporation--Escrow Account" evidencing $9.25 for each share subscribed for, which funds are to be held in escrow as described in the prospectus.

I understand that Crescent, in its sole discretion, may reject any oversubscription in whole or in part and, in the event of such oversubscription, may allot to me fewer shares than I have subscribed for. In the event the subscription offering is terminated, funds paid under this Subscription Agreement will be returned to me with interest earned.

I certify that I have received the prospectus and that I am relying on no representations other than those set forth in the prospectus. I understand that when this Subscription Agreement is executed and delivered, it is irrevocable and binding upon me. I further understand and agree that my right to purchase shares hereunder may not be assigned or transferred to any third party without the express written consent of Crescent.

-------------------------------             ------------------------------------
Signature *                                 Additional Signature
                                            (if required)
Date  _________________________


* If joint tenancy, tenancy-by-the-entirety or tenants in common is desired, both names and signatures are required; if a corporation, this Agreement must be executed by its president; if a trust, by all trustees; if by a partnership, by any general partner.

                        Please complete the reverse side.

Accepted by:
CRESCENT FINANCIAL CORPORATION

By:      __________________________________
         Name:    _________________________      Date:  ________________________
         Title:  __________________________



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                         CRESCENT FINANCIAL CORPORATION

                             STOCK REGISTRATION FORM
                             -----------------------

                                 (Please Print)

Number of Shares Subscribed:  ________________________________________________

Aggregate Price Included ($9.25 per share): __________________________________


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Name(s) in which stock is to be registered

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Address (Street or Post Office Box)

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City, State and Zip Code

(_____)____________________________         (_____)_____________________________
Daytime Phone                               Evening Phone

-----------------------------------         ------------------------------------
Taxpayer I.D. (Social Security              Email Address
    Number)

Legal form of ownership:

|_|  Individual                             |_|  Joint Tenants with Right of Survivorship
|_|  Tenants in Common                      |_|  Uniform Transfers to Minors
|_|  Tenancy-by-the-entirety                |_|  Other:  __________________________


To subscribe for shares of common stock, mail this completed subscription agreement to the following address:

                         Crescent Financial Corporation
                         Attention: Corporate Secretary
                              1005 High House Road
                           Cary, North Carolina 27513

Any questions concerning subscriptions or the subscription offering may be directed to the above address or to Bruce W. Elder at (919) 460-7770.